SCHEDULE 14A INFORMATION

          Revocation Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934
                             (Amendment No.   )

Filed by the Registrant {X}

Filed by a Party other than the Registrant {_}

Check the appropriate box:
{_} Preliminary Proxy Statement (Revocation of Consent Statement) {_} Confidential, For Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
{_}     Definitive Proxy Statement (Revocation of Consent Statement)
{_}     Definitive Additional Materials
{X}     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       DATA SYSTEMS & SOFTWARE INC.
                -----------------------------------------
             (Name of Registrant as specified in its charter)

                -----------------------------------------
   (Name of person(s) filing proxy statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
{X}  No fee required.
{_}  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)   Title of each class of securities to which transaction applies:
     (2)   Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4)   Proposed maximum aggregate value of transactions:
     (5)   Total fee paid.

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{_}     Fee paid previously with preliminary materials.
{_} Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:
        (2)    Form, Schedule or Registration Statement No.:
        (3)    Filing Party:
        (4)    Date Filed:



                                                    FOR IMMEDIATE RELEASE


CONTACT:
                                         Stephen D. Axelrod, CFA
George Morgenstern, CEO                  Susan T. Bolen (Media)
DATA SYSTEMS & SOFTWARE INC.             WOLFE ALEXROD ASSOCIATES
(201) 529-2026; (201) 529-3163 (Fax)     (212) 370-4500; (212) 370-4505 (Fax)
                                         e-mail:steve@wolfeaxelrod.com

         DISSIDENTS' CONSENT SOLICITATION HALTED AT DATA SYSTEMS
           & SOFTWARE INC. PENDING DETERMINATION OF PRELIMINARY
                            INJUNCTION MOTION

        - Preliminary Injunction Hearing Scheduled For Mid March -

MAHWAH, NEW JERSEY -- January 22, 1998 -- Data Systems & Software Inc. (NASDAQ/NMS:DSSI) today announced that a dissident group's solicitation of consents from the Company's stockholders has been halted pending the determination of a preliminary injunction application scheduled for a hearing on March 16, 1998. The dissidents, Dwayne A. Moyers and Jeffrey
A. Cummer, and certain entities they control, intended to commence a consent solicitation seeking to remove the Company's entire Board of Directors and replace the Board with their own nominees.

On January 15, 1998, the Company commenced an action in the United States District Court for the District of New Jersey alleging, among other things, that the dissidents were acting in violation of applicable federal securities laws, and seeking to enjoin the dissidents' solicitation. The Court ordered expedited discovery, with discovery scheduled to have begun on January 20, 1998.

After failing to comply with the Court's expedited discovery order, the dissidents today consented to a Court order prohibiting them from soliciting consents or taking any steps to solicit consents until the Court rules on the Company's preliminary injunction motion. Expedited discovery is now scheduled to begin on February 9, 1998.

Data Systems & Software Inc. ("DSSI") and certain persons named below may be deemed to be "participants" within the meaning of Regulation 14A under the Securities Exchange Act of 1934 in the solicitation of revocations of consents. The participants in this solicitation may include the directors of DSSI (George Morgenstern, Robert L. Kuhn, Samuel Fogel, Harvey Eisenberger, Sheldon Krause, Maxwell M. Rabb and Allen I. Schiff); the following executive officers of DSSI (Yacov Kaufman and David Weldler); and an employee of DSSI (Laurie Smith). As of January 14, 1998, Messrs. Morgenstern, Kuhn and Fogel beneficially owned 506,489 shares (including currently exercisable options as to 327,250 shares), 442,489 shares (including currently exercisable options as to 249,833 shares), and 297,403 shares (including currently exercisable options as to 206,666 shares) of DSSI Common Stock, respectively. None of the remaining participants beneficially own in excess of 1% of DSSI's equity securities.

Data Systems & Software Inc. is a provider of computer consulting and development services and packaged software products, and is an authorized direct seller and value added reseller of computer hardware. In addition, the Company, through Tower Semiconductor Ltd., manufactures integrated circuits on silicon wafers using its advanced production capability and the proprietary designs of its customers.

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